UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2009

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2009, following the 2009 Annual Meeting of Stockholders, the board of directors of Abraxis BioScience, Inc. (the “Company”) appointed Michael S. Sitrick and Bruce Wendel as members of the board of directors.

Michael S. Sitrick is the chairman and chief executive officer of Sitrick Brincko LLC, a wholly-owned subsidiary of Resources Connection, Inc. Sitrick Brincko is a strategic communications, corporate advisory and restructuring firm and is also the successor firm to Sitrick And Company, one of the nation’s leading strategic public relations firms. Prior to forming Sitrick and Company in 1989, Mr. Sitrick served as senior vice president—communications for Wickes Companies, Inc. and a member of that company’s senior management group from 1981 to 1989. Before joining Wickes, Mr. Sitrick headed corporate communications and advertising for National Can Corporation, was a Group Supervisor for a Chicago public relations firm and served as an assistant director of public information in the Richard J. Daley administration in Chicago. Mr. Sitrick previously served as a director of old Abraxis BioScience from August 2006 until November 2007 when that company was separated into two independent public companies—the current Abraxis BioScience and APP Pharmaceuticals, Inc.—and as a director of APP Pharmaceuticals from November 2007 until September 2008 when that company was sold to Fresenius SE. He holds a B.S. degree in business administration and journalism from the University of Maryland, College Park.

Bruce Wendel has served as the Company’s executive vice president of corporate operations and development since the separation in November 2007. Mr. Wendel previously served as executive vice president of corporate development at old Abraxis BioScience from March 2006 to the date of the separation. Mr. Wendel joined American Pharmaceutical Partners in 2004 as vice president of corporate development. He began his 14 years with Bristol-Myers Squibb as in-house counsel before shifting to business and corporate development. Before joining APP, he served as vice president, business development & licensing for IVAX Corporation. Previously, Mr. Wendel served in the legal departments of Playtex and Combe. Mr. Wendel serves as a director of He earned a juris doctorate degree from Georgetown University Law School where he was an editor of Law & Policy in International Business, and a B.S. from Cornell University.

As a non-employee director, in connection with his appointment to the board of directors, Mr. Sitrick was granted an option to purchase 10,000 shares of the Company’s common stock with an exercise price of $38.08, the closing price on the December 10, 2009 grant date. The Company also engaged Sitrick and Company and its successor to provide public relations services in 2008 and 2009 for which the Company paid approximately $365,000. Michael Sitrick was the majority owner of Sitrick and Company prior to its acquisition by Sitrick Brincko in November 2009.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Sitrick or Mr. Wendel, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: December 14, 2009	By:	/s/ RICK RODGERS
Rick Rodgers Senior Vice President and Chief Financial Officer